Exhibit 99.1

Monster Worldwide Reports 2005 First Quarter Results

Company Reports $246.9 Million of Revenue, $20.6 Million of Net Income and $0.17 in Diluted Earnings Per Share

Monster Division Increases Revenue 55% to $189.5 Million, Reports Deferred Revenue of $240.8 Million

Company Announces Decision To Explore Strategic Alternatives For Directional Marketing Business Segment

New York, April 26, 2005— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the first quarter ended March 31, 2005.

Monster Worldwide’s total revenue grew 35% to $246.9 million in the first quarter of 2005 from $182.4 million in the first quarter of 2004.  The Monster division recorded revenue of $189.5 million, a 55% increase over last year’s first quarter level of $122.2 million.  Organic revenue growth for the Company and the Monster division was 21% and 34%, respectively, compared to the year ago quarter.  The Monster division’s deferred revenue balance of $240.8 million at the end of the first quarter represents a 49% increase over last year’s first quarter and a 5% sequential gain.  Net income for the first quarter increased to $20.6 million from the $12.4 million reported in the first quarter of the prior year.  Diluted earnings per share for the first quarter were $0.17 compared to $0.11 in the first quarter of 2004, a 55% increase.

Cash generated from operating activities in the first quarter of 2005 was $41.4 million compared with cash used of $11.0 million in the 2004 period.  Free cash flow, defined as cash flow from operating activities less capital expenditures, grew to $32.7 million compared to a $17.7 million outflow in last year’s first quarter.

“Monster Worldwide is off to a great start in 2005, with strong financial results for the first quarter driven by a terrific global sales performance, increased operating efficiencies at the Monster division and continued improvement at the Advertising & Communications division compared to a year ago,” said Andrew J. McKelvey, Chairman and Chief Executive Officer of Monster Worldwide.  “We continued to make strategic investments in our sales force, products and services and technology during the first quarter, while also making strategic investments to further expand our Monster franchise in North America, Europe and other emerging international markets where significant opportunities exist to grow revenue and profitability.”

Directional Marketing Strategic Alternatives

The Company also announced that it is currently evaluating strategic alternatives, including a possible sale, for its Directional Marketing business segment. There can be no assurance that any transaction or other corporate action will result from this effort.

Mr. McKelvey added, “Given our corporate strategy of focusing our energy and resources on growing the Monster franchise across key local, national and global markets, we believe it is an appropriate time to evaluate strategic alternatives for our Directional Marketing business while considering what’s in the best interests of our shareholders and other stakeholders.”

Operational Highlights

•                   Monster’s highly successful January Jobs campaign, designed to support its “GoLocal” sales strategy, generated strong resume submissions from users and greater employer resume views for the month.  Monster.com received 3.3 million new and updated resume submissions in January 2005, outperforming last January’s totals.  Job applications submitted by job seekers increased 23% year over year in January 2005, while employer resume views registered a 28% increase over last January.  The campaign included radio advertising and Monster.com’s first ever Ultimate Career Day online which included career inspiration and guidance, success stories, local business features and career advice.

•                   Monster Worldwide continued to expand its global footprint with the announcement of two strategic transactions in February.  The Company acquired a 40% stake in

ChinaHR.com Holdings LTD., the owner of ChinaHR.com, one of China’s leading and most widely recognized online recruitment web sites.  ChinaHR.com has operations in ten major cities in China and attracts approximately 3.2 million monthly registered users and more than 280,000 corporate clients.  The Company has certain rights and obligations to acquire a majority interest in ChinaHR.com in the event of an initial public offering or February 1, 2008, whichever comes first.

•                   Separately, Monster Worldwide acquired the French online recruiter Emailjob.com to solidify Monster’s leadership position in France, a key European market, by uniting two of the leading players in the French online recruitment sector. Users of Emailjob.com will benefit from the reach of an expanded global online careers network, while customers will have a larger choice of qualified job candidates.

•                   The Monster Employment Index (MEI) continued to reflect the steady growth in online job demand since December 2003.  Measuring strong growth in online job availability across all Index categories, the Index jumped to 130 in March 2005 from 122 in February 2005, establishing a new all-time high since its inception.  The Company also announced that it will expand the Monster Employment Index in Europe with the addition of data measuring online job demand in France, Germany, the Netherlands, Sweden, and the United Kingdom to be released in June 2005.  In addition, it announced plans to expand the Index in the U.S. with the addition of local market data measuring online recruitment activity within the top 28 U.S. markets starting in August 2005.

Business Outlook

The following forward-looking statements reflect Monster Worldwide, Inc.’s expectations as of April 26, 2005.  These expectations involve a number of uncertainties — in particular, assumptions about foreign currency exchange rates, future economic conditions, plans to cultivate new business, market share and growth rates, pricing power, capital spending, depreciation and amortization, the tax rate and the other risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2004.  These expectations do not include the effect of acquisitions or any possible dispositions or implementation of accounting rule changes or other factors outside of our control which may have an impact on future financial results.

$’s in millions, except per share amounts	Second Quarter 2005			Full Year 2005

Total revenue	$249	–	$257	$1,030	–	$1,060
Monster division revenue	$192	–	$197	$790	–	$810

Diluted EPS from continuing operations	$0.19	–	$0.20	$0.85	–	$0.90

Conference Call Information

First quarter 2005 results will be discussed on Monster Worldwide’s quarterly conference call taking place on April 26, 2005 at 10:00 AM EDT. To join the conference call, please dial in on 1-888-722-1090 at 9:50 AM EDT. For those outside the United States, please call in on 1-212-896-6043. The call will begin promptly at 10:00 AM EDT. Individuals can also access Monster Worldwide’s quarterly conference call online through the investor information section of the Company’s website at www.monsterworldwide.com. Interactive Metrics for Monster Worldwide and Monster are available at www.monsterworldwide.com or www.monster.com.

Contacts

Investors:              Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com

Media:                    David Rosa, (212) 351-7067, david.rosa@monsterworldwide.com

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property. The company also owns TMP Worldwide, the world’s largest Yellow Pages advertising agency and one of the world’s largest Recruitment Advertising agency networks. TMP Worldwide is also a provider of direct marketing services. Headquartered in New York with approximately 5,000 employees in 26 countries, Monster Worldwide (NASDAQ:MNST - News) is a member of the S&P 500 Index. More information about Monster Worldwide is available at www.monsterworldwide.com.

Monster is the leading global online careers property. A division of Monster Worldwide, Monster works for everyone by connecting quality job seekers at all levels with leading employers across all industries. Founded in 1994 and headquartered in Maynard, Mass., Monster has 25 local language and content sites in 23 countries worldwide. More information is available at www.monster.com or by calling 1-800-MONSTER. To learn more about Monster’s industry-leading employer products and services, please visit http://recruiter.monster.com.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures such as operating income before depreciation and amortization, net cash and free cash flow, provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance, as depreciation and amortization costs are not directly attributable to the underlying performance of the Company’s business operations.  Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents less total debt.  Net cash is considered a measure of the Company’s liquidity and reflects the amount of cash and cash equivalents that would remain with the Company after paying off its contractual debt obligations.  Net cash also provides information to investors regarding the effect that each period’s borrowings have on the Company’s balance of cash and cash equivalents.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of

Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31,

(in thousands, except per share amounts)

	2005	2004

Monster	$189,534	$122,162
Advertising & Communications	41,522	38,097
Directional Marketing	15,882	22,092
Total revenue	246,938	182,351

Salaries and related	109,721	82,599
Office and general	51,944	39,869
Marketing and promotion	49,656	38,972
Amortization of intangibles	2,485	760
Total operating expenses	213,806	162,200

Operating income	33,132	20,151

Interest and other, net	(77)	(356)

Income from continuing operations before income taxes and equity interests	33,055	19,795

Income taxes	11,574	6,805
Losses in equity interests	(209)	—

Income from continuing operations	21,272	12,990

Loss from discontinued operations, net of tax	(702)	(585)

Net income	$20,570	$12,405

Basic earnings per share:

Earnings per share from continuing operations	$0.18	$0.11
Loss per share from discontinued operations, net of tax	(0.01)	—
Basic earnings per share	$0.17	$0.11

Diluted earnings per share:

Earnings per share from continuing operations	$0.17	$0.11
Loss per share from discontinued operations, net of tax	(0.01)	—
Diluted earnings per share*	$0.17	$0.11

Weighted average shares outstanding:

Basic	120,655	115,533

Diluted	123,577	118,030

Operating income before depreciation and amortization:

Operating income	$33,132	$20,151
Depreciation and amortization of intangibles	10,328	8,012
Amortization of stock based compensation	968	474

Operating income before depreciation and amortization	$44,428	$28,637

* – Earnings per share does not add in the 2005 period due to rounding

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31,

(in thousands)

	2005	2004
Cash flows provided by (used for) operating activities:
Net income	$20,570	$12,405
Adjustments to reconcile net income to cash provided by (used for) operating activities:
Loss from discontinued operations, net of tax	702	585
Depreciation and amortization	10,328	8,012
Provision for doubtful accounts	3,684	1,229
Tax benefit on stock option exercises	581	438
Net loss on disposal and write-off of fixed assets	(71)	87
Non-cash compensation	1,447	474
Common stock issued for matching contribution to 401(k) plan and other	741	2,145
Provision for deferred income taxes	8,853	6,426
Minority interests and other	(126)	24
Changes in assets and liabilities, net of purchase transactions:
Accounts Receivable	13,698	(7,794)
Work-in-process, prepaid and other	(4,708)	598
Deferred revenue	7,035	7,469
Accrued business reorganization and other costs	(1,972)	(3,996)
Accounts payable, accrued liabilities and outstanding checks in excess of bank balances	(19,399)	(36,752)
Net cash used for operating activities of discontinued operations	—	(2,373)
Total adjustments	20,793	(23,428)
Net cash provided by (used for) operating activities	41,363	(11,023)

Cash flows used for investing activities:
Capital expenditures	(8,633)	(6,695)
Payments for acquisitions and intangible assets, net of cash acquired	(42,477)	(25,932)
Investment in unconsolidated affiliate	(50,137)	—
Cash funded for sale of subsidiaries	(432)	—
Sale of long-term investment	1,878	—
Net cash used for investing activities of discontinued operations	—	(1,147)
Net cash used for investing activities	(99,801)	(33,774)

Cash flows provided by financing activities:
Net repayments under line of credit and capital lease obligations	(507)	(184)
Proceeds from the issuance of common stock	—	55,673
Cash received from the exercise of employee stock options	3,653	2,714
Net cash provided by financing activities	3,146	58,203

Effects of exchange rates on cash	(1,894)	227

Net increase (decrease) in cash and cash equivalents	(57,186)	13,633
Cash and cash equivalents, beginning of period	198,111	142,255
Cash and cash equivalents, end of period	$140,925	$155,888

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2005	December 31, 2004	March 31, 2004
Assets:

Cash and cash equivalents	$140,925	$198,111	$155,888
Accounts receivable, net	427,767	441,827	347,012
Property and equipment, net	95,571	94,558	85,289
Goodwill and intangibles, net	726,382	723,217	476,020
Other assets	131,157	85,900	92,920
Total assets of discontinued operations	—	—	16,290
Total Assets	$1,521,802	$1,543,613	$1,173,419

Liabilities and Stockholders’ Equity:

Accounts payable and accrued expenses	$415,015	$435,973	$380,323
Accrued integration and restructuring	8,754	9,492	6,211
Accrued business reorganization and spin-off costs	19,623	21,595	29,962
Deferred revenue	245,192	234,167	166,751
Other liabilities	30,303	23,635	14,268
Debt	46,632	63,237	20,157
Total liabilities of discontinued operations	—	—	19,453
Total Liabilities	765,519	788,099	637,125

Stockholders’ Equity	756,283	755,514	536,294

Total Liabilities and Stockholders’ Equity	$1,521,802	$1,543,613	$1,173,419

MONSTER WORLDWIDE, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands, except percentages)

	First Quarter 2005			First Quarter 2004
	Revenue	Operating Income (loss)	Operating Margin	Revenue	Operating Income (loss)	Operating Margin
Monster
North America	$148,317	$40,002	27.0%	$104,997	$21,197	20.2%
Europe	38,814	(2,027)	-5.2%	16,474	(1,835)	-11.1%
Asia Pacific	2,403	(1,124)	-46.8%	691	(642)	-92.9%
Total Monster	$189,534	$36,851	19.4%	$122,162	$18,720	15.3%

Advertising & Communications
North America	$19,762	$2,630	13.3%	$17,495	$1,552	8.9%
Europe	18,231	(484)	-2.7%	17,307	(1,185)	-6.8%
Asia Pacific	3,529	(523)	-14.8%	3,295	(173)	-5.3%
Total Advertising & Communications	$41,522	$1,623	3.9%	$38,097	$194	0.5%

Total Directional Marketing	$15,882	(5,342)	-33.6%	$22,092	1,237	5.6%

Total Monster Worldwide	$246,938	$33,132	13.4%	$182,351	$20,151	11.1%

Purchase Acquisition Information
	Q1 2005
Acquisition revenue:
Acquisitions completed in 2005*	$1,609
Acquisitions completed in 2004**	24,002
Total	$25,611

	Q1 2005
Acquisition operating income (loss):
Acquisitions completed in 2005*	$(24)
Acquisitions completed in 2004**	1,929
Total	$1,905

* Represents the acquisition of Emailjob SAS completed on February 11, 2005

** Represents the following acquisitions:
– Military Advantage, Inc., completed on March 1, 2004
– Jobpilot GmbH, completed on April 22, 2004
– Tickle, Inc., completed on May 21, 2004
– WebNeuron Services Limited (JobsAhead), on June 18, 2004

Summary Balance Sheet Information

	3/31/2005	12/31/2004	3/31/2004
Net cash:
Cash and cash equivalents	$140,925	$198,111	$155,888
Debt	46,632	63,237	20,157
Net cash	$94,293	$134,874	$135,731

Deferred revenue:
Monster	$240,844	$230,097	$161,315
Other	4,348	4,070	5,436
Total deferred revenue	$245,192	$234,167	$166,751

Free Cash Flow Information

	Q1 2005	Q4 2004	Q1 2004
Free Cash Flow:
Cash flow from operating activities	$41,363	$44,092	$(11,023)
Less: Capital expenditures	(8,633)	(3,542)	(6,695)
Free cash flow	$32,730	$40,550	$(17,718)